Exhibit 35.2

MIDLAND LOAN SERVICES

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2015 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2016

PNC Bank, National Association d/b/a Midland Loan Services

Steven W. Smith
Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Citibank, N.A.

Recipient Role	Deal Name	Series Number	Midland Role
Certificate Administrator	GS Mortgage Securities Corporation II	Series 2011-GC3	Special Servicer

Certificate Administrator	CCRE Commercial Mortgage Securities LP	Series 2011-C1	Master Servicer

Trustee	Sonic Capital LLC	Series 2011-1	Servicer

Trustee	Domino’s Pizza Master Issuer LLC	Series 2012-1	Master and Special Servicer

Trustee	ICONIX Brand Group, Inc.	Series 2012-1	Servicer

Trustee	Hardee’s Funding LLC	Series 2013-1	Servicer

Trustee	ICONIX Brand Group, Inc.	Series 2013-1	Servicer

Trustee	Sonic Capital LLC	Series 2013-1	Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC15	Special Servicer

Trustee	Grain Spectrum Funding, LLC	Series 2013-1	Back-Up Administrator

Non-Lead Certificate Admin	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE12	Primary Servicer

Master Servicer of the Oglethorpe Mall loan under the COMM 2013-CCRE11 PSA

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2013-GC17

Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC23	Master Servicer

Trustee	HOA Funding LLC	Series 2014-1	Master and Special Servicer

Trustee	DineEquity Inc.	Series 2014-1	Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2014-GC25	Special Servicer

Master Servicer of the Stamford Place loan under the GSM 2014-GC24 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2014-BXCH	Servicer

Trustee	DCP Rights LLC	Series 2014-1	Servicer

Trustee	DB Master Finance LLC	Series 2015-1	Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC27	Special Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-GC29	Master and Special Servicer

Master Servicer of the 3 Columbus Circle loan under the COMM 2015-CCRE23 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.	Series 2015-SMRT	Master and Special Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.,	Series 2015-GC31

Master & Special Servicer of the Dallas Market Center Loan under the GSM 2015-GC30 PSA.

Master & Special Servicer of the Selig Office Portfolio under the CGCMT 2015-GC29 PSA.

Trustee	Driven Brands Funding, LLC	Series 2015-1	Servicer

Trustee	Arby’s funding, LLC	Series 2015-1	Servicer

Certificate Administrator	Citigroup Commercial Mortgage Securities Inc.,	Series 2015-GC35	Master Servicer